                                                                    Exhibit 99.1

Press Release                                    Source: Everlast Worldwide Inc.

            EVERLAST WORLDWIDE INC. ANNOUNCES AMENDMENT TO AGREEMENT
                          WITH BRANDS HOLDINGS LIMITED

NEW YORK-- (BUSINESS WIRE)--Everlast Worldwide Inc. (Nasdaq: EVST - News)
announced today that it signed an amendment to its definitive agreement with
Brands Holdings Limited which increases the merger consideration to $33.00 per share in cash, a 42.5% premium to its closing price on May 31, 2007, and a 24%
premium to the average closing price over the last month. The total value of the all-cash transaction is over $182 million. Brands Holdings Limited is a private company incorporated in England and Wales and is a subsidiary of Sports Direct
International plc, a publicly-traded company on the London Stock Exchange.

The Board of Directors of Everlast Worldwide approved the amendment to the agreement in a special meeting on June 29, 2007. The transaction is subject to stockholder approval and other customary conditions and is expected to be completed during the second half of 2007.

A special meeting of stockholders of Everlast Worldwide will be announced soon to obtain stockholder approval of the transaction.

Piper Jaffray & Co. is serving as exclusive financial advisor to Everlast
Worldwide. Olshan Grundman Frome Rosenzweig & Wolosky LLP and Freshfields
Bruckhaus Deringer LLP acted as legal advisors to Everlast Worldwide and Brands
Holdings Limited, respectively.

About Everlast Worldwide Inc.

Everlast Worldwide Inc. is a leading designer, manufacturer and marketer of boxing and fitness related sporting goods equipment under the well-recognized
Everlast brand name and a worldwide licensor of the Everlast brand for apparel, footwear, sporting goods equipment and other active lifestyle products and accessories. Since 1910, Everlast has been the preeminent brand in the world of boxing and among the most recognized brands in the overall sporting goods and apparel industries.

In order to capitalize on the rich heritage and authenticity of the Everlast brand, the company has extended the Everlast brand outside of the boxing ring into complementary product categories. Its strategy is to continue to leverage the unique qualities represented by the Everlast brand -- Strength, Dedication,
Individuality and Authenticity -- to become a leading global athletic brand and a necessary part of the lives of consumers who train, compete and live an active lifestyle. URL: http://www.everlast.com

About Brands Holdings Limited

Brands Holdings Limited is a wholly-owned subsidiary of Sports Direct which is the UK's leading sports retailer by revenue and operating profit and the owner of several internationally recognized sports and leisure brands. Sports Direct offers a wide range of competitively-priced, branded sports and leisure apparel, replica kit, footwear and sports equipment through its retail operations, and also operates an international wholesale and licensing business through its brands operations.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in this press release will prove to be accurate.

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY
HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE,
BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's web
site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company,
Attention: Angelo V. Giusti, Secretary, Everlast Worldwide, Inc., 1350 Broadway,
Suite 2300, New York, New York 10018, Telephone: (212) 239-0990.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.
Information concerning the interests of Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Contact:

Everlast Worldwide Inc.
Gary J. Dailey
Chief Financial Officer
212-239-0990
or
Investor:
Integrated Corporate Relations
David Griffith/James Palczynski
203-682-8200
or
For Brands Holdings Limited:
c/o Sports Direct International
Dave Forsey, Chief Executive
Bob Mellors, Group Financial Director
011-44-0870-333-9400